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                              COOPERATION AGREEMENT

                  ON THE PROCESSING OF NATURAL DIAMONDS AND THE
              MARKETING OF THE RESULTING POLISHED DIAMONDS BETWEEN
          AK ALMAZI ROSSII SAKHA AND LAZARE KAPLAN INTERNATIONAL INC.,
                                  NEW YORK, USA

                  Joint Stock Company Almazi Rossii Sakha, hereinafter referred to as ARS, being a legal entity under the laws of the Russian Federation (including its United Selling Organization Division and any wholly-owned subsidiary of ARS), and U.S. company Lazare Kaplan International Inc., hereinafter referred to as LKI, being a legal entity under the laws of the U.S. (including any wholly-owned subsidiary thereof), jointly referred to herein as the Parties, have made this agreement (the "Agreement") on cooperation in the processing of natural diamonds and marketing of the resulting polished diamonds;

                  WHEREAS, ARS desires to increase the sphere of its influence in the world market of "large" (used herein to refer to stones 10.8 carats or larger) diamonds and the polished diamonds manufactured from them; and

                  The cutting of large stones, because of their unique value, must be supervised by a special group of highly professional experts that have sufficient experience in the processing and valuation of both rough and polished large diamonds; and

                  The ultimate goal is to obtain maximum profit from sales of large diamonds and/or polished diamonds manufactured from them that are prices individually, which requires special knowledge of the global market and market tendencies; and

                  LKI, which has the technology necessary for processing large diamonds, employs professionals experienced in the manufacturing, valuation and marketing of such large diamonds and maintains a corresponding marketing network, has offered ARS mutually profitable cooperation in this area; and

                  ARS also seeks, in accordance with the terms of the General Project Incentive Agreement among the Ministry of Finance of the Russian Federation, the Central Bank of the Russian Federation and The Export-Import Bank of the United

---------------------

*        Confidential portions omitted and filed separately with the Commission.


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States ("Eximbank") dated December 16, 1993 ("the GPIA"), loan finance guaranteed by the Eximbank for activities furthering its leadership role in world rough diamond production (the "Eximbank Project"), and Eximbank has indicated its willingness to proceed with such financing on the basis of LKI's participation in the international export and sale of ARS diamonds in assured volumes sufficient to secure the repayment of the loan (although this Agreement was originally planned by the Parties wholly apart from the Eximbank Project, and independently stands on its own merit without in any way being dependent or contingent upon ARS's proceeding with the Eximbank Project).

1.       SUBJECT OF AGREEMENT

         1.1. ARS, and LKI as its marketing consultant, will coordinate their joint activities in the selection and valuation of diamonds, in planning the most efficient way of cutting them and then in cutting those diamonds in Moscow, and in the certification, marketing and joint sales of all of those resulting polished diamonds in the world market, using the LKI and ARS sales networks.

2.       OBLIGATIONS OF THE PARTIES

         2.1. The Parties through their authorized representatives shall take joint decisions on the following items:

                  2.1.1. Subject to the Minimum Level specified in Article 3.1.3, on the amount and assortment of diamonds jointly selected for cutting, the timing of such selections, the Base Price (denominated in US Dollars) of each diamond (for sizes from 1.8 to
                             10.8 carats, for each separate lot) selected, the cutting of each diamond (for sizes 1.8 to 10.8 carats, for each separate lot) selected, and the valuation and sale of the resulting diamonds.

                  2.1.2. On the cutting process technology to be used for each diamond selected.

                  2.1.3. By means of written protocols, on the cost of each rough diamond (for sizes from 1.8 to 10.8 carats, for each separate lot) selected (hereinafter referred to as the "Base Price"), on the reimbursable expenses (of both Parties) related to the cutting and marketing (both estimated and actual) of each shipment of polished diamonds, on the final sales price of such shipment (both

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                             estimated and actual), and on the net profit
                             thereon (both estimated and actual).

         2.2. The Parties express their intent to conduct this cooperation in the spirit of mutual trust, openness and confidentiality. Each Party will keep the other Party fully informed about every significant decision that must be taken, consult and agree on such decision, and include the other Party in all stages related to the fulfillment of this Agreement.

         2.3. ARS has the right, and LKI shall provide such an opportunity, for ARS's representatives to participate in the sales of the polished diamonds in LKI offices, to recommend purchasers from its own contacts, and to participate in the presentations of the diamonds to prospective purchasers, in the sales negotiations and in signing such papers as may be used to document final sale.

3.       ARS OBLIGATIONS

         3.1. In addition to the obligations stated above in Article 2, ARS accepts the following obligations:

                  3.1.1. To provide in Moscow the facilities necessary for cutting the rough diamonds, with premises sufficient to accommodate the number of machines and basic personnel required to process the Minimum Level of rough diamonds, as defined in Article 3.1.3.

                  3.1.2. To provide initially at its own expense but for reimbursement out of sales proceeds, the agreed upon number of ARS professionals for all states of joint work.

                  3.1.3. To provide (not less than once a month) rough diamonds, in sizes and qualities suitable for efficient processing and sale at enhanced prices, and in such volume and assortment and for such Base Price as maybe jointly selected and agreed upon by the Parties, provided that during each successive six month period diamonds of sufficient and suitable quality are made available by ARS for such joint selection and pricing in sufficient quantities and sizes to assure the selection, processing, export (at regular intervals) and sales pursuant to this Agreement to (a) large diamonds with an aggregate Base Price of no less than
                             *       and (b) diamonds of other sizes from 1.8 to
                             10.8 carats (distributed by carat size


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                             within those size groups in the assortment agreed
                             upon by the Parties) with an aggregate Base Price of no less than * (collectively the "Minimum Level").

                  3.1.4. To provide LKI representatives with all required documents and information, at all states of selection and operation on those diamonds which will be the subject of the joint operations specified in Article 1.1 necessary for the fulfillment of this Agreement.

                  3.1.5. To assist LKI experts, who are temporarily in Russia to work under the Agreement, in getting visas, work permits and residency permits.

                  3.1.6. To arrange for all necessary Russian government decisions, export and other permits, licenses, quotas and solutions of related issues arising in connection with this Agreement.

                  3.1.7. To make the necessary arrangements including export licenses, for the shipping, not less than once a month, to LKI outside Russia, for marketing and sale outside Russia, of all polished diamonds, manufactured under this Agreement.

4.       LKI OBLIGATIONS

         4.1. In addition to the obligations stated above in Article 2, LKI accepts the following obligations in return for the right to earn a fee on the marketing of the polished diamonds outside of Russia:

                  4.1.1. To provide to the joint operation initially at its own expense but for reimbursement out of sales proceeds, the technical consultants required to supervise or train those engage din the valuation and cutting of rough and polished diamonds, and to facilitate the participation of experts of both Parties in the joint cutting process.

                  4.1.2. To provide, initially at its own expense but for reimbursement out of sales proceeds, the required equipment, tools and materials, including a preagreed color and clarity master set of diamonds certified by GIA (collectively the "Equipment") in the amounts, required by the expected volume of work and workers. If and to the extent that this Agreement expires or otherwise terminates, prior to the completion of such reimbursement, either LKI will be

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                             compensated by ARS for the value of the
                             reimbursement, either LKI will be compensated by ARS for the value of the above-mentioned Equipment left behind by LKI, taken into account its useful life and physical weariness, or such Equipment will be returned to LKI.

                  4.1.3. To provide, initially at its own expense but for reimbursement out of sales proceeds, to ARS prior to receiving each shipment of polished diamonds, an insurance policy for the amount of the Base Price (listing ARS as beneficiary prior to its receiving form LKI the Base Price) covering `all risks' of the processed diamonds during the period of their transportation, storage and delivery to the buyer up to the time of final sale.

                  4.1.4.      *

                  4.1.5. To certify or obtain GIA certification for polished diamonds when necessary.

                  4.1.6. To organize and perform, drawing upon ARS representatives and their knowledge of the ARS marketing network but retaining at LKI at all times active physical possession and control of the diamonds, the sorting, valuation and marketing of all diamonds polished and delivered to LKI outside Russia under this Agreement, utilizing its marketing expertise, analyses, facilities, network and contacts in Antwerp, New York, Tokyo and worldwide, using such advertisements, promotion and marketing methods, including the timing thereof, as may be determined by the Parties to realize the maximum price obtainable, and the sale of the polished diamonds at such price. At all stages of sale of the polished diamonds, ARS has the right to introduce, in order to conclude the purchase, their customers who offer a higher price than other customers known to LKI.

                  4.1.7. To purchase (for an agreed upon market price) any polished diamonds that it has received outside of Russia from the joint cutting operation that remain unsold within the 90 days sales period, or such extension as the Parties may agree upon. However, whenever the Parties cannot agree, with respect to polished diamonds that remain unsold at the end of such period,

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                             on the price to be paid by LKI, then LKI shall by
                             these diamonds at the Base Price plus ARS's and LKI's reimbursable expenses.

                  4.1.8. To provide ARS in accordance with its needs the fullest information and documents available on the performance, costs, and results of marketing activities, including copies of necessary certificates and other documents.

                  4.1.9. To help arrange for visas, reception and residence for Russian experts during their joint work outside the Russian Federation.

                  4.1.10. To transfer to such account as ARS may instruct in writing:

                        (a) as the first part of the payment under the Sale-and-Purchase Contract covering each shipment of polished diamonds, no later than * , a sum equal to the total * of the rough diamonds from which that shipment's polished diamonds case;

                       (b) as the second part of such payment, no later than * days after the date of that shipment, the remaining amount of the agreed upon estimated sales price of the polished diamonds contained in that shipment; and

                       (c) as the final part of such payment, based on the results of the * of the polished diamonds, not later than * days after the date of that shipment, the remaining amount due to ARS after calculating the mutually agreed upon reimbursement of the expenses of each Party related to this shipment and that part of the net profit due to ARS.

                  4.1.11 In the event that ARS proceed with the Eximbank Project, (a) to take all necessary actions within its control at each stage to assure that the value of diamonds selected, processed, exported and sold pursuant to this Agreement within each successive 6 month period, meet the Minimum Level of $22.5 million; and (b) to fully cooperate with ARS and the Eximbank in the formulation and implementation of such arrangements in connection with this Agreement as may facilitate ARS' proceeding with the Eximbank Project.



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5.       PAYMENT

         5.1. ARS and LKI shall jointly define the value of each diamond (for sizes form 1.8 to 10.8 carats, for each separate lot) selected for processing (the "Base Price"), and confirm it by an appropriate protocol. If the Parties cannot agree on the Base Price of a diamond (or, for sizes from 1.8 to 10.8 carats, on the Base Price of a separate lot of diamonds) and such failure to agree jeopardizes either Party's ability to fulfill its obligations under this Agreement (or the obligations of ARS pursuant to the Eximbank Project agreements) - specifically, if, in any * month period such cumulative failures to agree on the Base Price have caused the volume of rough diamonds selected by the Parties for processing under this Agreement to be less than * of the Minimum Level by the end of month * less than * by the end of month * less than * by the end of month * or less than * by the end of month * then, without in any way diminishing the obligations of the Parties under Articles 3.1.3 and 4.1.11 of this Agreement, (i) each Party shall in good faith propose its best, most reasonable estimate of such Base Price, (ii) the Parties together shall proceed to polish and market such diamond (or separate lot of diamonds) in accordance with this Agreement, (iii) the Base Price to be paid by LKI pursuant to
                  Article 4.1.10 shall be the Base Price proposed by LKI, and
                  (iv) upon the sale of such diamond (or separate lot of diamonds), ARS's share of the profits shall be calculated in accordance with the following formula, the application of which is illustrated in Appendix A, which Appendix shall be deemed an integral part of this Agreement:

                  (a) If the average of the two proposed Base Prices is * of the LKI proposed Base Price, or if the final sales price received (less both Parties' reimbursable expenses) is no greater than that average, then ARS's share shall be * .

                  (b) If the average of the two proposed Base Prices is * of the LKI proposed Base Price, and the final sales price received (less both Parties' reimbursable expenses) is * than that average, but no * than the ARS proposed Base Price, then ARS's share of the incremental proceeds received from that portion of the price that exceeds the average shall be * .

                  (c) If the final sales price * the ARS proposed Base Price, then ARS's share of the profits from those further incremental proceeds shall be * ; provided, however, that if that price

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                             is such that ARS's share of the proceeds under this
                             formula reaches the * of this proposed Base Price, then any further proceeds derived from this final increment shall be divided * between the Parties.

         5.2. The Parties agree, that (other than as described in Article 5.1) the "net profits" from sales of resulting diamonds, as defined in Paragraph 5.3, were distributed as follows: to ARS,
                  * ; to LKI, as its fee for marketing the polished diamonds in the United States and other non-Russian markets, * .

         5.3. The Parties agree that `net profits' means the amount realized from polished diamond sales excluding the cost of rough (the Base Price) and all ARS and LKI agreed upon expenses related to cutting, valuation, processing, export from Russia, transportation, certification, insurance and marketing in accordance with this Agreement, including all compensation and related payments (such as international travel and living expenses) paid to Russian and non-Russian professionals and the cost of the Equipment. All costs will be jointly and timely agreed upon and confirmed by appropriate protocols.

         5.4. No later than * days after LKI has received from ARS the polished diamonds for selling (unless the Parties agree to an extension of such period), LKI will be obligated to transfer, to such account as ARS may instruct in writing, from the proceeds received from the sold polished diamonds (after offsetting the amount already paid by LKI pursuant to Article 4.1.10(a) and (b)), a sum equal to the total of ARS's reimbursable expenses and * of the net profit.

         5.5. Notwithstanding any other provision of this Agreement, during the term of the Eximbank Project repayment period, ARS (in the event that it proceeds with the Eximbank Project) hereby irrevocably instructs LKI, and LKI agrees to pay all amounts due to ARS under this Agreement on the day due by same day wire transfer into the Collateral Account established pursuant to the Eximbank Project agreement.

6.       THE TERM OF THE AGREEMENT AND SETTLEMENT OF DISPUTES

         6.1. This Agreement is valid from the moment of signing and will be valid for 10 years and may be prolonged thereafter by mutual consent of the Parties.

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         6.2.     If the external situation makes it impossible in full or in part for one of the Parties to fulfill any of its obligations under this Agreement due to unforeseen circumstances (force majeure) such as fire, natural disasters, war, military operations of any kind, blockades, or other situations beyond the control of the Parties, the time of fulfillment of such obligation will be delayed for a period equal to the duration of the force majeure circumstances. If such circumstances persist for more than three months either Party may terminate the fulfillment of its obligations. The compensation for any Party suffering losses as a result of such termination will be decided by the Parties when the decision to terminate this Agreement is taken. Force majeure does not apply to payment obligations.

                  6.2.1. The Party that cannot fulfill its obligations due to force majeure circumstances must make clear to the other Party the nature of the circumstances that prevent the fulfillment of the obligations. Proof of existence of such force majeure circumstances and their duration will be based upon information from the Chamber of Trade and Commerce of Russia or the United States, whichever is the country in which the existence of such circumstances of force majeure is claimed to have occurred.

         6.3. All disagreements and disputes resulting from or in relation to this Agreement will be resolved in a friendly manner by negotiations. Disputes unresolved by consultations and negotiations will be decided by the International Commercial Arbitration Court at the Chamber of Trade and Industry of the Russian Federation in accordance with its regulations.

         6.4. Each Party stresses that this Agreement is not an agreement to create a joint venture, partnership, sales or trade agreement or technology transfer agreement. Except as required by law, each Party agrees to keep secret this Agreement and any business, financial, technical or other information received about the other Party relevant to this Agreement, and further agrees not to undertake any steps that could undermine the effectiveness of this Agreement without obtaining the written consent of the other Party.

7.       TRANSFER OF RIGHTS OR OBLIGATIONS; FULL AGREEMENT

         7.1. No Party can transfer its rights or obligations under this Agreement to any other person without the written consent of the other Party and (until the close of the Eximbank Project repayment period) by Eximbank. LKI

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                  hereby authorizes ARS to make such pledge or assignment of its revenues under this Agreement as ARS agrees with Eximbank to make.

         7.2. This Agreement reflects the full mutual understanding of the Parties and any modification therein must be mutually agreed upon by the Parties and (until the close of the Eximbank Project repayment period) by Eximbank in writing.

8.       LEGAL ADDRESSES

         Almazi Rossii Sakha                   Lazare Kaplan International Inc.
         678170 Mirny Ul. Lenina 6             529 5th Avenue
         Teletype: 135818 Almaz                New York, NY 10017, U.S.A.
         Telex: 135113 Almaz SU                Tel: 212 972-9700
         Telefax: (412) 36-244-51              Fax: 212 972-8561

         109017 Moscow 1 Kazachy per. 10/12
         Teletype: 113258 Vilyui
         Telex: 414199 Almaz RU
         Telefax: (095) 230 6631

                  This Agreement is signed in Moscow on July 15, 1996 in four copies, two each in English and Russian, each of which has equal legal and binding force. In separate letters to be delivered by the Parties' legal counsel, the English and Russian texts of this Agreement shall be certified to be identical.

On behalf of Almazy Rossii Sakha        On behalf of Lazare Kaplan International

/s/ L.A. Salohav                        /s/ L. Tempelsman
________________________________        ________________________________________



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                         Appendix A

Example A

                             -If-

(i)      LKI proposed Base Price =     *
         ARS proposed Base Price =     *    and therefore
         average proposed Base Price =     *    and
         final sales price is either greater or less than     *

                             -Or-

(ii)     LKI proposed Base Price = *
         ARS proposed Base Price = * and therefore average proposed Based Price = * but final sales price is not greater than *

                             -Then-

         ARS share =     *    and LKI share =     *

Example B

                             -If-

LKI proposed Base Price =     *
ARS proposed Base Price =     *    and therefore
average proposed Base Price =     *    and
final sales price is either greater than     *    but less than     *     ("X")

                             -Then-

with respect to the incremental proceeds of  *  only, the ARS share shall be  *
and the LKI share shall be     *

Example C

                             -If-

LKI proposed Base Price =     *
ARS proposed Base Price =     *     and therefore
average proposed Base Price =     *    and
final sales price is greater than     *    ("Y")


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                             -Then-

with respect to the incremental proceeds of * the ARS share continues to be * and the LKI share * provided that ARS's total proceeds are no greater than * . Once ARS's total proceeds reach * , then any further incremental profits of * shall be divided * (i.e., each of the ARS and LKI share of such further incremental profits shall be * .


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